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                                                             Exhibit 23-C


                            ACCOUNTANTS' CONSENT


We consent to the inclusion of our report dated February 25, 1994 with respect to the combined balance sheets of Georgia Cable Holdings Limited Partnership and subsidiary partnerships as of December 31, 1993 and 1992, and the related combined statements of operations, partners' capital deficiency and cash flows for each of the years in the two-year period ended December 31, 1993, which report appears in the Form 8-K of US WEST, Inc. dated May 23, 1995.

Miami, Florida
May 23, 1995


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                                                             Exhibit 23-C


                            ACCOUNTANTS' CONSENT


We consent to the inclusion of our report dated March 25, 1994 with respect to the consolidated balance sheets of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1993, which report appears in the Form 8-K of US WEST, Inc. dated May 23, 1995.

Our report on the 1993 consolidated financial statements of Wometco Cable Corp. and subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's FASB No. 109, ACCOUNTING FOR INCOME TAXES.

Miami, Florida
May 23, 1995